================================================================================
  [GRAPHIC OMITTED]                                 OCWEN ASSET INVESTMENT CORP.
  [OCWEN LOGO]
--------------------------------------------------------------------------------

  FOR IMMEDIATE RELEASE                     FOR FURTHER INFORMATION, CONTACT:
                                               A. RICHARD HURWITZ
                                               VP, CORPORATE COMMUNICATIONS
                                               T: (561) 682-8575
                                               E: rhurwitz@ocwen.com


        OCWEN ASSET INVESTMENT CORP. REPORTS 1999 SECOND QUARTER RESULTS

West Palm Beach, FL - July 28, 1999 Ocwen Asset Investment Corp. (NYSE: OAC) (the "Company") reported a 1999 second quarter net loss of $(18.2) million, or $(0.96) per diluted share, compared to net income of $6.6 million, or $0.35 per diluted share, for the same period a year ago. Excluding losses on securities available for sale, 1999 second quarter net income would have been $3.7 million, or $0.19 per diluted share, compared to $6.6 million, or $0.35 per diluted share for the same period a year ago.

For the six months ended June 30, 1999, the net loss was $(19.0) million, or $(1.00) per diluted share, compared to a net loss of $(3.9) million, or $(0.20) per diluted share, for the same period a year ago. Excluding losses on securities available for sale, for the six months ended June 30, 1999, net income was $10.5 million, or $0.55 per diluted share, compared to $12.9 million, or $0.68 per diluted share, for the same period a year ago.

LOSSES ON SECURITIES AVAILABLE FOR SALE
During the 1999 second quarter, OAC incurred net losses of $23.9 million on its securities available for sale portfolio which were comprised of a $19.0 million writedown of its residential subprime and residual mortgage-backed securities and a $4.9 million writedown of its commercial mortgage-backed securities. For the six months ended June 30, 1999, net losses on securities available for sale were $31.4 million, compared to $17.1 million for the same period a year ago.

SELECTED OPERATING RESULTS:
                                                           Three Months Ended June 30,        Six Months Ended June 30,
                                                          ----------------------------       ----------------------------
Dollars in thousands, except per share data                   1999            1998               1999            1998
-------------------------------------------------------   ------------    ------------       ------------    ------------
   Net interest income before provision for loan losses   $      8,766    $      9,779       $     18,220    $     16,558
   Real estate (loss) income, net .....................           (673)           (255)              (494)            548
   Other expenses .....................................          3,924           2,266              6,782           3,360
   (Losses) on securities .............................        (23,907)             --            (31,362)        (17,077)
   Minority interest in net (loss) income of
     consolidated subsidiary ..........................          1,792            (511)             1,946            (321)
   Net (loss) income ..................................        (18,167)          6,646            (18,951)         (3,858)
   Net income excluding writedown of securities
     available for sale ...............................          3,658           6,646             10,458          12,923

PER SHARE DATA:
   Net (loss) earnings  per diluted share .............          (0.96)           0.35              (1.00)          (0.20)
   Dividends ..........................................             --            0.49(1)              --            0.74(1)
   Weighted average common shares
     outstanding (diluted) ............................     18,965,000      19,088,026         18,965,000      18,965,000

(1) Includes June 1998 special dividend of $0.08 per share attributable to the Company's remaining undistributed 1997 taxable income.

Ocwen Asset Investment Corp.
1999 Second Quarter Results

RECENT DEVELOPMENTS
OAC and Ocwen Financial Corporation (NYSE: OCN), announced on July 26, 1999 that they have signed a definitive merger agreement providing for OCN to acquire OAC for 0.71 shares of OCN common stock for each outstanding share of OAC common stock (other than those OAC shares owned by OCN or its subsidiaries). This exchange ratio represents a $5.50 price per share or an approximate 19 percent premium to the closing price of $4 5/8 for OAC common stock on July 23, 1999, based on the closing price of $7 3/4 for OCN common on that date.

The merger agreement contemplates that, except in certain circumstances, OAC would declare and set a record date for the final 1998 dividend required for OAC to maintain its status as a REIT under the federal tax provisions prior to the consummation of the merger. The final 1998 dividend has been deferred by the Board of Directors of OAC and is expected to be approximately $15.5 million, or $0.82 per share. There can be no assurance, however, as to whether or when that dividend will actually be paid. The merger, which is structured to be taxable to the OAC shareholders, is expected to close in the fourth quarter of 1999, subject to antitrust approvals and the approval of the shareholders of each of OCN and OAC.


SELECTED REVIEW OF LIQUIDITY POSITION
At June 30, 1999, the Company had cash and cash equivalents of $32.4 million and a debt to equity ratio of 2.6 to 1, compared to cash and cash equivalents of $53.4 million and a debt to equity ratio of 2.9 to 1 at December 31, 1998. At June 30, 1999, OAC's book value per share was $10.97, compared to $11.66 at December 31, 1998. At June 30, 1999, the net worth of the Company's operating partnership exceeded the levels required by the net worth covenants of the Company's various debt agreements.

SELECTED FUNDING REQUIREMENTS THROUGH JUNE 30, 2000:
 (Dollars in millions)

Maturing repurchase agreements ................               $  62.3
Construction/renovation funding commitments....     44.7
         Less available lines of credit .......    (11.7)        33.0
                                                   -----      -------
Total funding requirements ....................                  95.3
         Less cash and cash equivalents........                 (32.4)
                                                              -------
Funding deficit................................               $  62.9
                                                              =======

In addition, and as discussed above, the amount of OAC's deferred final 1998 dividend is expected to be approximately $15.5 million, or $0.82 per diluted share.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Securities sold under agreements to repurchase were $73.9 million at June 30, 1999, compared to $138.6 million at December 31, 1998. These obligations were secured by certain of OAC's investments in subordinated interests in commercial mortgage-backed securities, residual interests in subprime residential loan securitizations, and U.K. mortgage loan residual securities. The following table summarizes the maturity dates of OAC's securities sold under agreements to repurchase and the fair value of the related collateral securities as of June 30, 1999:

(Dollars in millions)                                 Fair Value of Collateral
                                                     --------------------------
                                      Outstanding    Commercial     Residential
Maturity Date                          Borrowing     Securities     Securities
------------------------------        -----------    ----------     -----------
Within 1 month ...............         $   46.2      $     74.4     $      8.6
2 - 5 months .................             11.6            14.5             --
6 - 12 months ................              4.5              --           69.8
More than 1 year .............             11.6              --           49.3
                                       --------       ---------     ----------
Total ........................         $   73.9      $     88.9     $    127.7
                                       ========      ==========     ==========

Currently, interest payments with respect to these obligations are approximately $0.7 million per month (which assumes that the repurchase agreements, which mature within 30 days, are renewed at approximately the same rate of interest).

Ocwen Asset Investment Corp.
1999 Second Quarter Results

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT
Obligations outstanding under lines of credit amounted to $41.0 million at June 30, 1999, compared to $34.5 million at December 31, 1998. These obligations were incurred pursuant to a three-year agreement, which is collateralized by commercial loans and is described below.

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT - SECURED BY REAL ESTATE Obligations outstanding under lines of credit secured by real estate amounted to $143.8 million at June 30, 1999, compared to $142.6 million at December 31, 1998. These borrowings have three-year terms and interest rates that float with LIBOR. Set forth below is information regarding OAC's mortgage indebtedness relating to its investment in real estate at June 30, 1999:

(Dollars in millions)                      Principal            Interest             Maturity           Annual
Property                                    Amount                Rate                 Date             Payment
------------------------------------      ----------        ----------------       -------------       --------
Bush Street Property................       $75.0            LIBOR plus 1.75%       April 2001(2)       $5.0 (3)
Other...............................       $68.8 (1)        LIBOR plus 1.75%       June 2001 (2)       $4.6 (3)

1) Represents the portion of the outstanding balance that is secured by real estate under a $200 million line of credit. As of June 30, 1999, OAC's investments in Cortez Plaza, 450 Sansome Street, 10 UN Plaza, Prudential Plaza, and 690 Market Street secured this loan, and an additional $41.0 million was borrowed and secured by commercial mortgage loans. The aggregate balance amounted to $109.8 million at June 30, 1999.
2) Subject to certain conditions, OAC may extend the maturity date by one year.
3) Annual interest payment based on the interest rate in effect as of June 30, 1999.

SELECTED REVIEW OF OPERATING RESULTS

NET INTEREST INCOME
Net interest income before provision for loan losses decreased $1.0 million to $8.8 million during the second quarter of 1999, compared to the same period a year ago. The net interest income decrease was due to a $106.8 million increase in the average balances of interest-bearing liabilities and an increase in the cost of funds primarily related to the issuance in July 1998 of the 11.5% Redeemable Notes due 2005, mitigated by the bonds-match funded loan agreement. The net interest spread decreased 81 basis points from 4.60% in the second quarter of 1998 to 3.79% in the second quarter of 1999. Net interest income before provision for loan losses increased $1.7 million to $18.2 million for the six months ended June 30, 1999, compared to the same period a year ago.

The following table sets forth information regarding the total amount of income from interest-earning assets and the resultant average yields, prior to impairment charges. This information is based on daily average balances during the reported periods.

                                                                         For the Three Months ended June 30,
                                                          ------------------------------------------------------------------
(Dollars in thousands)                                                  1999                             1998
                                                          -------------------------------- ---------------------------------
                                                           Average             Annualized   Average              Annualized
                                                           Balance   Interest  Yield/Rates  Balance   Interest   Yield/Rates
                                                          --------   --------  ----------- --------   --------   -----------
Interest-earning assets:
     Interest-bearing deposits .......................... $ 31,597   $    326       4.13%  $  9,781   $     97        3.97%
     Securities held for trading ........................       --         --         --     20,106       (375)      (7.46)
     Securities available for sale ......................  299,152     12,064      16.13    319,909     11,535       14.42
     Commercial and multifamily loan portfolio ..........   76,240      2,221      11.65     40,563      1,468       14.48
     Match funded residential loans .....................  148,110      3,000       8.10         --         --          --
     Residential loan portfolio .........................    6,427        132       8.22    118,348      2,178        7.36
     Discount loan portfolio ............................    5,618        132       9.40      9,282        423       18.23
                                                          ------------------------------   -------------------------------
       Total interest-earning assets .................... $567,144   $ 17,875      12.61%  $517,989   $ 15,326       11.84%
                                                          ------------------------------   -------------------------------

Interest-bearing liabilities:
     Securities sold under agreements to repurchase .....   92,606      2,039       8.81    174,024      3,302        7.59
     Obligations outstanding under lines of credit ......   41,015        706       6.89    132,246      2,245        6.79
     11.5% Redeemable Notes due 2005 ....................  143,000      4,111      11.50         --         --          --
     Bonds-match funded loan agreement ..................  136,488      2,253       6.60         --         --          --
                                                          ------------------------------   -------------------------------
       Total interest-bearing liabilities ...............  413,109      9,109       8.82    306,270      5,547        7.24
                                                          ------------------------------   -------------------------------

Net interest income/net interest spread..................            $  8,766       3.79%             $  9,779        4.60%
                                                                     ========                         ========
Net interest margin......................................                           6.18%                             7.55%

Ocwen Asset Investment Corp.
1999 Second Quarter Results

REAL ESTATE (LOSS) INCOME, NET
Real estate (loss), net increased $0.4 million to $(0.7) million for the three months ended June 30, 1999, compared to the same period a year ago. This increase reflects a $3.7 million increase in rental income, offset by a $2.6 million increase in rental operation expense, a $0.5 million increase in depreciation and amortization expense, and a $1.0 million increase in interest expense. These increases in real estate operating income and expenses, compared to the same period a year ago, were largely the result of an increase in OAC's net investment in real estate to $211.4 million at June 30, 1999, compared to $176.9 million at June 30, 1998. Real estate (loss) income, net was $(0.5) million for the six months ended June 30, 1999, compared to $0.5 million in the same period a year ago.


OTHER EXPENSES
Other expenses increased $1.7 million to $3.9 million for the three months ended June 30, 1999, compared to the same period a year ago. This increase was primarily due to a $1.3 million increase in servicing fees payable to Ocwen Federal Bank, a wholly-owned subsidiary of OCN, as well as added legal and accounting fees in connection with the proposed merger with OCN. Other expenses increased $3.4 million to $6.8 million for the six months ended June 30, 1999, compared to the same period a year ago. The management fees payable by OAC to Ocwen Capital Corporation ("OCC"), a wholly-owned subsidiary of OCN, totaled $1.5 million for the quarter ended June 30, 1999 and $3.1 million for the six months ended June 30, 1999.

LOSSES ON SECURITIES AVAILABLE FOR SALE
OAC incurred net losses of $23.9 million on its securities available for sale portfolio during the second quarter 1999. The losses were taken primarily against residential subprime bonds reflecting continuing market illiquidity for these instruments. The Company prices its securities portfolio at fair value each month based on the lower of broker/dealer marks or internal values. For the six months ended June 30, 1999 and 1998, net losses on securities available for sale were $31.4 million and $17.1, respectively.

SELECTED REVIEW OF SECURITIES PORTFOLIO
At June 30, 1999, OAC's securities available for sale portfolio was $284.5 million and consisted of:

    o Non-investment grade and unrated subordinate commercial mortgage-backed securities having an amortized cost of $98.6 million and a fair value of $101.9 million,
    o Unrated residential subprime residuals having an amortized cost of $160.5 million and a fair value of $173.6 million, and
    o Unrated subordinate residential mortgage-backed securities having an amortized cost of $9.0 million and a fair value of $9.0 million.

At June 30, 1999, OAC's unrated subprime residual portfolio of $173.6 million consisted of:

    o $83.3 million of seasoned residuals (securitized between 1994 and 1997) with overcollateralization reserves funded at approximately $122.7 million, and
    o $90.3 million of unseasoned residuals (securitized in 1998) with overcollateralization reserves funded at approximately $29.7 million.

At December 31, 1998, OAC's securities available for sale portfolio was $351.2 million and consisted of:

    o Non-investment grade and unrated subordinate commercial mortgage-backed securities having an amortized cost of $115.7 million and a fair value of $117.1 million,
    o Unrated residential subprime residuals having an amortized cost of $209.1 million and a fair value of $218.7 million, and
    o Unrated subordinate residential mortgage-backed securities having an amortized cost of $15.4 million and a fair value of $15.4 million.

At December 31, 1998, OAC's unrated subprime residual portfolio of $218.7 million consisted of:

    o $110.0 million of seasoned residuals (securitized between 1994 and 1997) with overcollateralization reserves funded at approximately $122.5 million, and
    o $108.7 million of unseasoned residuals (securitized in 1998) with overcollateralization reserves funded at approximately $26.6 million.

Ocwen Asset Investment Corp.
1999 Second Quarter Results

OTHER
Ocwen Asset Investment Corp., a real estate investment trust headquartered in West Palm Beach, Florida, has invested in underperforming commercial real estate, subordinate commercial mortgage-backed securities, subordinate and residual residential mortgage-backed securities, and commercial and residential mortgage loans. Additional information about Ocwen Asset Investment Corp.
is available at www.ocwen.com - OAC.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "CONTEMPLATE", "EXPECT," "MAY," "PROPOSE," "WILL," "WOULD," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ALTHOUGH OAC BELIEVES THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, EFFECTIVENESS OF INTEREST RATE, CURRENCY EXCHANGE RATE AND OTHER HEDGING STRATEGIES, LAWS AND REGULATIONS AFFECTING REAL ESTATE INVESTMENT TRUSTS, INVESTMENT COMPANIES AND REAL ESTATE (INCLUDING CAPITAL REQUIREMENTS, INCOME AND PROPERTY TAXATION, ACCESS FOR DISABLED PERSONS AND
ENVIRONMENTAL COMPLIANCE), UNCERTAINTY OF FOREIGN LAWS, COMPETITIVE PRODUCTS, PRICING AND CONDITIONS (INCLUDING FROM COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN OAC), CREDIT, PREPAYMENT, BASIS, DEFAULT, SUBORDINATION AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, SATISFACTORY DUE DILIGENCE RESULTS, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, TIMING OF TRANSACTION CLOSINGS, THE DECISION TO CURTAIL EACH BUSINESS LINE AND DISCONTINUE INVESTMENT ACTIVITIES, AVAILABILITY OF AND COSTS ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION), TO MEET COLLATERAL CALLS BY LENDERS (UPON RE-VALUATION OF THE UNDERLYING ASSETS OR OTHERWISE), TO GENERATE REVENUES SUFFICIENT TO MEET DEBT SERVICE PAYMENTS AND OTHER OPERATING EXPENSES AND TO SECURITIZE WHOLE LOANS, TAXABLE INCOME EXCEEDING CASH FLOW, SIZE OF, NATURE OF AND YIELDS AVAILABLE WITH RESPECT TO THE SECONDARY MARKET FOR MORTGAGE LOANS AND FINANCIAL, SECURITIES AND SECURITIZATION MARKETS IN GENERAL, ALLOWANCES FOR LOAN LOSSES, GEOGRAPHIC CONCENTRATIONS OF ASSETS (TEMPORARY OR OTHERWISE), TIMELY LEASING OF UNOCCUPIED SQUARE FOOTAGE (GENERALLY AND UPON LEASE EXPIRATION), CHANGES IN REAL ESTATE MARKET CONDITIONS (INCLUDING LIQUIDITY, VALUATION, REVENUES, RENTAL RATES, OCCUPANCY LEVELS AND COMPETING PROPERTIES), ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF A LOSS, KNOWN OR UNKNOWN ENVIRONMENTAL CONDITIONS, EXTERNAL MANAGEMENT, CONFLICTS OF INTEREST, YEAR 2000 COMPLIANCE, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, SECURITIES INVESTMENTS AND RAPID GROWTH COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OAC'S REPORTS AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"),
INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-3, S-4 AND S-11 AND ITS PERIODIC REPORTS ON FORMS 10-Q, 8-K, AND 10-K. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, AND OAC DOES NOT UNDERTAKE TO REVISE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS WHICH MAY BE MADE TO, ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS. PLEASE REFER TO EXHIBIT 99.2 INCLUDED WITH THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND FILED WITH THE SEC, FOR A DESCRIPTION OF MATERIAL RISKS FACED BY THE COMPANY AND ITS SECURITIES HOLDERS.

               ATTACHED ARE THE CONSOLIDATED FINANCIAL STATEMENTS.

Ocwen Asset Investment Corp.
1999 Second Quarter Results

                                        OCWEN ASSET INVESTMENT CORP.
                               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               June 30,        December 31,
                                                                                 1999             1998
                                                                             -------------    -------------
ASSETS
    Cash and amounts due from depository institutions ...................... $   5,162,989    $   3,484,929
    Interest-bearing deposits ..............................................    27,210,332       49,880,276
    Securities available for sale, at fair value ...........................   284,488,118      351,153,971
    Commercial and multi-family loan portfolio, net ........................    79,478,045       65,282,965
    Residential loan portfolio, net ........................................     6,064,404        8,058,445
    Match funded residential loans, net ....................................   135,857,672      173,609,873
    Discount loan portfolio, net ...........................................     5,618,022        5,618,022
    Investment in real estate, net .........................................   211,368,063      208,058,721
    Principal and interest receivable ......................................     4,352,684        7,475,795
    Other assets ...........................................................    19,008,588       15,702,816
                                                                             -------------    -------------
       Total assets ........................................................ $ 778,608,917    $ 888,325,813
                                                                             =============    =============


LIABILITIES:
    Securities sold under agreements to repurchase ......................... $  73,847,048    $ 138,611,824
    Obligations outstanding under lines of credit ..........................    41,015,023       34,472,404
    Obligations outstanding under lines of credit - secured by real estate..   143,755,698      142,556,880
    11.5% Redeemable Notes due 2005 ........................................   143,000,000      143,000,000
    Bonds - match funded loan agreement ....................................   124,209,290      163,403,966
    Accrued expenses, payables and other liabilities .......................    22,805,816       21,190,288
                                                                             -------------    -------------
       Total liabilities ...................................................   548,632,875      643,235,362
                                                                             -------------    -------------

Minority interest ..........................................................    21,967,987       23,914,058
                                                                             -------------    -------------

SHAREHOLDERS' EQUITY:
    Preferred stock, $.01 par value; 25,000,000 shares authorized;
       0 shares issued and outstanding .....................................            --               --
    Common Stock, $.01 par value; 200,000,000 shares authorized;
       18,965,000 shares issued and outstanding ............................       189,650          189,650
    Additional paid-in capital .............................................   294,492,203      294,492,203
    Cumulative dividends declared ..........................................   (36,277,546)     (36,277,546)
    Retained deficit .......................................................   (65,345,486)     (46,394,403)
    Accumulative other comprehensive income:
       Unrealized gain on securities available for sale ....................    16,365,730       11,038,151
       Cumulative translation adjustment ...................................    (1,416,496)      (1,871,662)
                                                                             -------------    -------------
         Total other comprehensive income ..................................    14,949,234        9,166,489
                                                                             -------------    -------------
         Total shareholders' equity ........................................   208,008,055      221,176,393
                                                                             -------------    -------------
                                                                             $ 778,608,917    $ 888,325,813
                                                                             =============    =============

Ocwen Asset Investment Corp.
1999 Second Quarter Results

                                             OCWEN ASSET INVESTMENT CORP.
                                         CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              FOR THE THREE MONTHS             FOR THE SIX MONTHS
                                                                 ENDED JUNE 30,                  ENDED JUNE 30,
                                                          ----------------------------    ----------------------------
                                                              1999            1998            1999            1998
                                                          ------------    ------------    ------------    ------------
INTEREST INCOME:
  Repurchase agreements and interest bearing deposits..   $    326,219    $     97,510    $    820,823    $    295,648
  Securities held for trading .........................             --        (375,300)             --         106,892
  Securities available for sale .......................     12,063,542      11,534,635      25,702,059      16,183,217
  Commercial and Multifamily loans ....................      2,220,840       1,467,916       3,869,354       2,273,702
  Match funded residential loans ......................      3,000,208              --       6,327,351              --
  Residential loans ...................................        132,153       2,178,010         277,551       2,613,031
  Discount loans ......................................        132,400         423,421         258,718       1,326,198
                                                          ------------    ------------    ------------    ------------
                                                            17,875,362      15,326,192      37,255,856      22,798,688
                                                          ------------    ------------    ------------    ------------
INTEREST EXPENSE:
  Securities sold under agreements to repurchase ......      2,039,165       3,302,044       4,681,167       3,966,815
  Obligations outstanding under lines of credit .......        705,826       2,244,723       1,312,510       2,273,769
  11.5% Redeemable Notes due 2005 .....................      4,111,250              --       8,265,400              --
  Bonds-match  funded loan agreements .................      2,252,778              --       4,776,380              --
                                                          ------------    ------------    ------------    ------------
                                                             9,109,019       5,546,767      19,035,457       6,240,584
                                                          ------------    ------------    ------------    ------------
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES       8,766,343       9,779,425      18,220,399      16,558,104
  Provision for loan losses ...........................        221,239         100,976         479,091         206,049
                                                          ------------    ------------    ------------    ------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES..      8,545,104       9,678,449      17,741,308      16,352,055
                                                          ------------    ------------    ------------    ------------

REAL ESTATE-OPERATING INCOME:
  Rental income .......................................      8,167,173       4,515,204      16,149,603       6,549,491
  Other ...............................................         15,057          18,978          25,439          26,835
                                                          ------------    ------------    ------------    ------------
                                                             8,182,230       4,534,182      16,175,042       6,576,326
                                                          ------------    ------------    ------------    ------------
REAL ESTATE-OPERATING EXPENSES:
  Rental operation ....................................      4,900,308       2,342,105       8,863,017       3,275,851
  Depreciation & amortization .........................      1,259,927         758,484       2,453,904       1,062,921
  Interest ............................................      2,695,211       1,689,103       5,352,537       1,689,103
                                                          ------------    ------------    ------------    ------------
                                                             8,855,446       4,789,692      16,669,458       6,027,875
                                                          ------------    ------------    ------------    ------------
REAL ESTATE (LOSS) INCOME, NET ........................       (673,216)       (255,510)       (494,416)        548,451
                                                          ------------    ------------    ------------    ------------

OTHER EXPENSES:
  Management fees .....................................      1,530,662       1,704,751       3,055,091       2,533,632
  Due diligence expenses ..............................             --         174,955         122,745         367,644
  Foreign currency loss ...............................             --              --              --        (116,953)
  Other ...............................................      2,393,481         386,439       3,603,790         576,094
                                                          ------------    ------------    ------------    ------------
                                                             3,924,143       2,266,145       6,781,626       3,360,417
                                                          ------------    ------------    ------------    ------------

(LOSSES) GAINS ON SECURITIES ..........................    (23,906,787)             34     (31,362,420)    (17,077,045)
                                                          ------------    ------------    ------------    ------------

(LOSS) INCOME BEFORE MINORITY INTEREST ................    (19,959,042)      7,156,828     (20,897,154)     (3,536,956)
Minority interest in net (loss) income of
  consolidated subsidiary .............................      1,791,820        (510,696)      1,946,071        (321,154)
                                                          ------------    ------------    ------------    ------------
  NET (LOSS) INCOME ...................................   $(18,167,222)   $  6,646,132    $(18,951,083)   $ (3,858,110)
                                                          ============    ============    ============    ============

NET (LOSS) EARNINGS PER SHARE:
  Basic ...............................................   $      (0.96)   $       0.35    $      (1.00)   $      (0.20)
                                                          ============    ============    ============    ============
  Diluted .............................................   $      (0.96)   $       0.35    $      (1.00)   $      (0.20)
                                                          ============    ============    ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic ...............................................     18,965,000      18,965,000      18,965,000      18,965,000
                                                          ============    ============    ============    ============
  Diluted .............................................     18,965,000      19,088,026      18,965,000      18,965,000
                                                          ============    ============    ============    ============

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